UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 03, 2025

OneStream, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-42187	87-3199478
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

191 N. Chester Street
Birmingham, Michigan		48009
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (248) 650-1490

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	OS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 3, 2025, the board of directors (the “Board”) of OneStream, Inc. (the “Company”) approved certain changes to the Company’s executive management as described below.

Effective May 1, 2025, Craig Colby, the Company’s co-founder, will transition from his current role as the Company’s president to the role of chief success officer, and Thomas Shea, the Company’s co-founder, chief executive officer and chairman of the Board, will assume the role of president. Mr. Shea will not receive any additional compensation upon assuming the role of president.

In addition, on April 3, 2025, the Board appointed Ken Hohenstein as an “executive officer” of the Company as defined in Rule 3b-7 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and as an “officer” of the Company as defined in Rule 16a-1(f) of the Exchange Act for purposes of Section 16 of the Exchange Act, effective May 1, 2025. Mr. Hohenstein, age 55, has served as the Company’s chief revenue officer since January 2022 and will continue to serve in that role, in which he oversees the Company’s global go-to-market efforts, including sales, pre-sales, value and transformation, global revenue operations and alliances. Mr. Hohenstein’s compensation will not change as a result of his appointment as “officer” and “executive officer.”

Prior to his current role as chief revenue officer, Mr. Hohenstein served as the Company’s senior vice president, Americas Sales, from August 2016 until December 2021. Prior to joining the Company, Mr. Hohenstein was a managing director at Huron Consulting leading the largest Oracle EPM consultancy team in the market, and, prior to that, he held senior leadership roles at Oracle and Hyperion. Mr. Hohenstein received his B.B.A. degree from the University of Massachusetts, Isenberg School of Management.

There are no family relationships between Mr. Hohenstein and any director or executive officer of the Company required to be disclosed under Item 401(d) of Regulation S-K. Mr. Hohenstein is a party to the tax receivable agreement between the Company, OneStream Software LLC and certain other current and former members of OneStream Software LLC, which is further described in the final prospectus for the Company’s secondary offering, dated November 14, 2024 and filed with the Securities and Exchange Commission pursuant to Rule 424(b)(4) on November 15, 2024, in the section titled “Certain Relationships and Related Party Transactions—Tax Receivable Agreement.” There is no arrangement or understanding between Mr. Hohenstein and any other person or entity pursuant to which Mr. Hohenstein was selected as chief revenue officer of the Company. The Company will enter into its standard form of indemnification agreement with Mr. Hohenstein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONESTREAM, INC.

Date:	April 8, 2025	By:	/s/ Holly Koczot
Holly Koczot General Counsel and Corporate Secretary